UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2019

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03  Material Modification to Rights of Security Holders.

On March 11, 2019, the board of directors of China XD Plastics Company Limited (the “Company”) and MSPEA Modified Plastics Holding Limited, the sole holder of all outstanding shares of Series D Junior Convertible Preferred Stock of the Company, approved the amendment of the Amended and Restated Certificate of Designation, Preferences and Rights of Series D Junior Convertible Preferred Stock of the Company (“Amended and Restated Certificate”) to amend “Maturity Date” set forth therein from the maturity date of the U.S. dollar denominated senior notes in an aggregate principal amount of up to US$300,000,000 issued in 2014 by Favor Sea Limited to January 1, 2022 (the “Amendment of the Series D Certificate of Designation”). Following such amendment, the trigger with respect to the mandatory redemption of the Series D Preferred Stock as described in Section 8 of the Amended and Restated Certificate, and the period for Voluntary Conversion (as defined in the Amended and Restated Certificate) as described in Section 6(A) of the Amended and Restated Certificate are extended to the amended Maturity Date.

The foregoing summary of the Amendment of the Series D Certificate of Designation is qualified in its entirety by the Amendment of the Series D Certificate of Designation filed herewith as Exhibit 3.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
3.1	Amendment of the Series D Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2019

CHINA XD PLASTICS COMPANY LIMITED

	By:	/s/ Jie Han
	Name:	Jie HAN
	Title:	Chief Executive Officer